EXHIBIT 32.2

SECTION 906 PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER CERTIFICATION

Form of Certification Pursuant to Section 1350 of
Chapter 63 of Title 18 of the United States Code

     I, Lawrence R. Kuhnert, the Vice Chairman of Finance (Principal Financial and Accounting Officer), President and Chief Operating Officer of Arcadia Resources, Inc., certify that, to the best of my knowledge, (i) the transition report on Form 10-KSB/A for the period ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arcadia Resources, Inc.

/s/ Lawrence R. Kuhnert
Vice Chairman of Finance (Principal Financial and Accounting Officer), President and Chief Operating Officer

Dated: June 10, 2005

     A signed original of this written statement required by Section 906 has been provided to Arcadia Resources, Inc. The statement will be retained by Arcadia Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.